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                                                                     EXHIBIT 4.2


                                REDENVELOPE, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

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                                REDENVELOPE, INC.

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

         This Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of April 17, 2002, by and among RedEnvelope, Inc., a Delaware corporation (the "Company"), the individuals listed on Exhibit A hereto (each, a "Founder" and collectively, the "Founders") the prior investors listed on Exhibit B hereto (the "Prior Investors"), and the new investors listed on Exhibit C (the "New Investors"). The Prior Investors and the New Investors are referred to herein collectively as the "Investors" and each individually as an "Investor".

                                    RECITALS

         The Company, the Founders and the Prior Investors entered into an Amended and Restated Investors' Rights Agreement on July 17, 2000 (the "Existing Agreement").

         The Company and the New Investors have entered into a Series F Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to the New Investors and the New Investors desire to purchase from the Company shares of the Company's Series F Preferred Stock. A condition to the New Investors' obligations under the Purchase Agreement is that the Company, the Founders and the Prior Investors enter into this Agreement in order to provide the New Investors with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Series F Preferred Stock held by the New Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company, the Prior Investors and the Founders each desire to induce the New Investors to purchase shares of Series F Preferred Stock pursuant to the Purchase Agreement by agreeing to amend and restate the Existing Agreement in its entirety as set forth herein.

                                    AGREEMENT

                  The parties hereby agree as follows:

                  1. REGISTRATION RIGHTS. The Company and the Investors covenant and agree as follows:

                           1.1      DEFINITIONS.  For purposes of this
Section 1:

                                    (a)      The terms "register," "registered,"
and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                                    (b)      The term "Registrable Securities"
means (i) the shares of Common Stock issuable or issued upon conversion of the Company's Series B Preferred Stock,

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(ii) the shares of Common Stock issuable or issued upon conversion of the
Company's Series C Preferred Stock, (iii) the shares of Common Stock issuable or issued upon conversion of the Company's Series D Preferred Stock, (iv) the shares of Common Stock issuable or issued upon conversion of the Company's Series E Preferred Stock, (v) the shares of Common Stock issuable or issued upon conversion of the Company's Series F Preferred Stock (together with the Series B, the Series C, the Series D and the Series E Preferred Stock, the "Stock"),
(vi) the shares of Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock (the "Founders' Stock"); provided, however, that for the purposes of Sections 1.2 and 1.12 hereof, the Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (vii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock or the Founders' Stock, and (viii) 209,104 shares of Common Stock issued or issuable upon exercise of outstanding warrants held by certain of the Prior Investors, issued in connection with the Series B Preferred Stock, (ix) 9,282 shares of Common Stock issued or issuable upon exercise of a warrant held by Comdisco, Inc., (x) 200,000 shares of Common Stock issued or issuable upon exercise of a warrant held by Lighthouse Capital Partners, provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement are not assigned. Notwithstanding the foregoing, shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or
(C) the registration rights with respect to such securities have not terminated pursuant to Section 1.15;

                                    (c)      The number of shares of
"Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                                    (d)      The term "Holder" means any person
owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

                                    (e)      The term "Qualified Public
Offering" shall mean the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $1.5952 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or the like) and which results in aggregate cash proceeds to the Company of at least $20,000,000 (before deduction of underwriting discounts and commissions).

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                                    (f)      "Initial Public Offering" shall
mean the Company's first firmly underwritten public offering on Registration Statement Form S-1 or Form SB-2 (or successor form(s)).

                                    (g)      The term "Form S-3" means such form
under the Act as in effect on the date hereof or any successor form under the Act; and

                                    (h)      The term "SEC" means the Securities
and Exchange Commission.

                           1.2      REQUESTED REGISTRATION.

                                    (a)      If the Company shall receive at any
time after the earlier of (i) the thirty (30) month anniversary of the date of this Agreement, or (ii) six (6) months after the effective date of the first registration statement for a Qualified Public Offering (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least 40% of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of the lesser of (x) at least twenty-five percent (25%) of the Registrable Securities then outstanding or (y) Registrable Securities having an estimated aggregate public offering price of at least $15 million, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

                                    (b)      If the Holders initiating the
registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including

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the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                                    (c)      If any Holder of Registrable
Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety
(90) days (one hundred eighty (180) days in the case of the Company's Initial Public Offering) after the date of the final prospectus used in such public offering.

                                    (d)      Notwithstanding the foregoing, if
the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

                                    (e)      In addition, the Company shall not
be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                                            (i)      After the Company has
effected three (3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                                            (ii)     During the period starting
with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company will use best efforts to cause such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible; or

                                            (iii)    If the Initiating Holders
propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

                           1.3      COMPANY REGISTRATION.

                                    (a)      Request for Registration. If (but
without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock, either for its own account or the account of a securityholder, under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to

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participants in a Company stock plan or a transaction covered by Rule 145 under the Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                                    (b)      Underwriting. If the registration
of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a). In such event, the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided in Section 1.8. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days (one hundred eighty (180) days in the case of the Company's Initial Public Offering) after the date of the final prospectus included in the registration statement relating thereto.

                           1.4      OBLIGATIONS OF THE COMPANY. Whenever
required under this Section 1 to effect the registration of any Registrable Securities, the Company shall use its best efforts in good faith to effect promptly the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof and, in connection therewith, the Company shall, as expeditiously as reasonably possible:

                                    (a)      Prepare and file with the SEC a
registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period equal to the lesser of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

                                    (b)      Notify each Holder of Registrable
Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for

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up to one hundred twenty (120) days or until the distribution described in such registration statement is completed, if earlier.

                                    (c)      The Company will furnish or make
available to each participating Holder, its counsel and each underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

                                    (d)      Use its best efforts to register
and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                    (e)      In the event of any underwritten
public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such underwriters also be made to and for the benefit of such Holders, where applicable. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                                    (f)      Notify each Holder of Registrable
Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish a reasonable number of copies of a supplement or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of such shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (which supplementation or amendment may be delayed for such period of time as the Company's Board of Directors reasonably determine is necessary to protect the interests of the Company and its stockholders), such obligation to continue for one hundred twenty (120) days.

                                    (g)      Cause all such Registrable
Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

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                                    (h)      Provide a transfer agent and
registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                                    (i)      Use its best efforts to furnish, at
the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                                    (j)      The Company will cause members of
its senior management (including the Chief Executive Officer) to participate on a reasonable basis in presentations concerning the Company and its securities in connection with the Company's efforts to market the Registrable Securities pursuant to Section 1.2 hereof, including, without limitation, participation in meetings with potential investors and preparation of all reasonably necessary materials for such investors.

                           1.5      FURNISH INFORMATION. It shall be a condition
precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                           1.6      EXPENSES OF REQUESTED REGISTRATION. All
expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 shall be borne by the Company, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders (i) have learned of a material adverse change in the condition or business of the Company that was not known to the Holders at the time of their request and (ii) have withdrawn the request with reasonable promptness following disclosure by

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the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall not forfeit their rights pursuant to Section 1.2.

                           1.7      EXPENSES OF COMPANY REGISTRATION. The
Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

                           1.8      UNDERWRITING REQUIREMENTS. In connection
with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting (and enter into an underwriting agreement in customary form of the underwriter or underwriters selected for such underwriting) as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder), provided that (i) the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities held by persons other than the Holders or the Company are first entirely excluded from the underwriting, (ii) the amount of securities of the Holders included in the offering shall not be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the Company shall not be required to include any securities of the Holders so long as all other securities held by persons other than the Holders or the Company are first entirely excluded from the underwriting and (iii) no Registrable Securities held by a Founder shall be included in such underwriting if any Registrable Securities held by an Investor are excluded therefrom. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

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                           1.9      DELAY OF REGISTRATION. No Holder shall have
any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                           1.10     INDEMNIFICATION.

                                    (a)      The Company will indemnify each
Holder, each of its officers and directors and partners, each underwriter (as defined in the Act) for such Holder and each person controlling such Holder or underwriter within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section l, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any state securities laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter and stated to be specifically for use therein or (ii) the use or delivery by such Holder, controlling person or underwriter of a prospectus other than the most current prospectus delivered to such Holder, controlling person or underwriter by the Company, and provided further that the indemnity agreement set forth in this Section 1.10(a) shall not apply to amounts paid in a settlement if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

                                    (b)      Each Holder, severally and not

jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any

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untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading (in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein), or (ii) the use or delivery by such Holder, controlling person or underwriter of a prospectus other than the most current prospectus delivered to such Holder, controlling person or underwriter by the Company; and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided further that the indemnity agreement set forth in this
Section 1.10(b) shall not apply to amounts paid in a settlement if such settlement is effected without the consent such Holder (which consent shall not be unreasonably withheld or delayed) that in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder except in the case of willful fraud by such Holder, provided that such willful fraud is determined to exist in a final, non-appealable judgment by a court of law. Further, in no event shall any of the foregoing provisions related to willful fraud affect any indemnity set forth herein until such final, non-appealable judgment shall be rendered.

                                    (c)      Each party entitled to
indemnification under this Section 1.10 (the "Indemnified Party") shall give written notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1.10 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

                                    (d)      If the indemnification provided for
in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                                    (e)      Notwithstanding the foregoing, to
the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                                    (f)      The obligations of the Company and
Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                           1.11     REPORTS UNDER SECURITIES EXCHANGE ACT OF
1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                                    (a)      make and keep public information
available, as those terms are understood and defined in SEC Rule 144, after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                                    (b)      file with the SEC in a timely
manner all reports and other documents required of the Company under the Act and the Exchange Act; and

                                    (c)      furnish to any Holder, so long as
the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                           1.12     FORM S-3 REGISTRATION. After its initial
public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. In case the Company shall receive from any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                                    (a)      promptly give written notice of the
proposed registration, and any related qualification or compliance, to all other Holders; and

                                    (b)      as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company to be included in such registration, propose to sell Registrable Securities and such other securities (if any) having an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this
Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; (vi) if the Company has already effected four registrations on Form S-3 for the Holders pursuant to this Section 1.12 or (vii) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

                                    (c)      Subject to the foregoing, the
Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of one special counsel for the selling Holder or Holders selected by them with the approval of the Company (which approval shall not be unreasonably withheld) and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                           1.13     ASSIGNMENT OF REGISTRATION RIGHTS. The
rights to cause the Company to register Registrable Securities pursuant to this
Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities provided (i) at least 250,000 shares of such Registrable Securities (subject to adjustment for stock splits, stock dividends, reclassification or the like) (or if the transferring Holder owns less than 250,000 shares of such Registrable Securities, then all Registrable Securities held by the transferring Holder), and (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided that the transferee or assignee agrees in writing to be bound by all obligations under this Agreement; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Notwithstanding anything to the contrary provided herein, rights to cause the Company to register Registrable Securities may be assigned by a Holder to any partner, retired partner (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) or affiliate of such Holder, without regard to the number of shares of Registrable Securities transferred to such partner, retired partner, member of a limited liability company, or affiliate; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

                           1.14     "MARKET STAND-OFF" AGREEMENT. Each Holder
hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the final prospectus distributed in connection with a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

                                    (a)      such agreement shall be applicable
only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

                                    (b)      all officers, directors and holders
of more than 1% of the outstanding equity securities of the Company and all other persons with registration rights

(whether or not pursuant to this Agreement) enter agreements in the same form as the agreement executed by each Holder; and

                                    (c)      such agreement shall not apply to
any shares of the Company's Common Stock purchased by such Holder in the public securities market following the Company's initial public offering of its Common Stock pursuant to a registration statement filed under the Act.

                  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

                  Notwithstanding the foregoing, the obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                           1.15     TERMINATION OF REGISTRATION RIGHTS. No
Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the closing of the initial Qualified Public Offering, (ii) such time as Rule 144 or another similar exemption under the Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration or (iii) upon termination of the Agreement, as provided in Section 3.11.

                           1.16     OTHER REGISTRATION RIGHTS. The Company
represents and warrants that there is no outstanding agreement, arrangement or understanding with respect to its securities which is inconsistent or otherwise interferes with the rights granted to the holders of Registrable Securities under this Agreement, and further covenants and agrees that it will not, without the prior consent of the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series B, Series C, Series D, Series E and Series F Preferred Stock, grant any registration or other rights which would permit any other person or entity to participate in any registration effected pursuant to Section 1.2 hereof.

                  2.       COVENANTS OF THE COMPANY.

                           2.1      DELIVERY OF FINANCIAL STATEMENTS. The
Company shall deliver to each Investor, and transferees thereof holding at least 250,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends, recapitalizations and the like):

                                            (i)      within ninety (90) days
after the end of each fiscal year of the Company, an income statement for such fiscal year and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                                            (ii)     as soon as practicable, but
in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                                            (iii)    as soon as practicable
after the end of each month, an unaudited profit or loss statement and statement of cash flows for such month and an unaudited balance sheet as of the end of such month; and

                                            (iv)     at least thirty (30) days
prior to the end of each fiscal year of the Company, a summary copy of the Company's annual operating plan for the following fiscal year and, if and when amended, as soon as practicable, all amendments thereto.

                           2.2      INSPECTION. The Company shall permit each
Investor, and transferees thereof, holding at least 250,000 shares of Registrable Securities (as adjusted for stock splits, stock dividends and the like), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information. The inspection rights referred to in this
Section 2.2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 250,000 shares of such securities (as adjusted for stock splits, stock dividends, recapitalizations and the like), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                           2.3      TERMINATION OF INFORMATION AND INSPECTION
COVENANTS. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Investors and be of no further force or effect upon (i) the closing of a Qualified Public Offering; (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act;
(iii) when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company's Restated Certificate of Incorporation, as such Restated Certificate of Incorporation may be amended from time to time (a "Liquidation Transaction").

                           2.4      RIGHT OF FIRST OFFER. Subject to the terms
and conditions specified in this Section 2.4, the Company hereby grants to each Investor who holds at least 250,000 shares of the Company's Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, reclassifications or the like) (each, a "Major Investor") a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                                    (a)      The Company shall deliver a notice
("Notice") to each Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

                                    (b)      Within 20 calendar days after
delivery of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of the Company's Common Stock issued and held, or issuable upon conversion of all Company Preferred Stock then held, by such Investor bears to the total number of shares of Company Common Stock then outstanding (assuming conversion of any Company Preferred Stock and exercise of any outstanding options or warrants to purchase the Company's capital stock (and conversion of any Preferred Stock issuable upon such exercise)). The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten
(10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors that is equal to the proportion that the number of shares of the Company's Common Stock issued and held, or issuable upon conversion of all Company Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Company Common Stock issued and held, or issuable upon conversion of all Company Preferred Stock then held, by all Fully-Exercising Investors.

                                    (c)      The Company may, during the 45-day
period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                                    (d)      The right of first offer in this
Section 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock, or options therefor, to employees, consultants and directors of the Company, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of the sale of securities pursuant to a Qualified Public Offering, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company approved by the Board of Directors, in which the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Company) (a "Change in Control Transaction), but excluding: (x) a merger effected exclusively for the purpose of changing the domicile of the Company, (y) an equity financing in which the Company is the surviving corporation, or (z) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction,
(v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors, (vi) upon and subsequent to the closing of a Change in Control Transaction, (vii) to the issuance of additional shares of Series F Preferred Stock pursuant to Section 1.2(c) of the Purchase Agreement or (viii) to the issuance of securities pursuant to a Board-approved stock split or stock dividend.

                           2.5      INCURRENCE OF DEBT. So long as shares of
Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock of the Company are outstanding, the Company shall not without first obtaining the approval of at least 50% of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class:

                                    (a)      incur, or agree to incur, any
indebtedness for borrowed money in connection with the issuance of debt securities in excess of $15,000,000;

                                    (b)      fundamentally change the nature of
the Company's principal line of business;

                                    (c)      acquire or purchase the assets or
stock of any business, corporation, partnership, association or other business organization or division thereof having an aggregate purchase price exceeding
(i) $5 million (if the consideration is in cash or property other than the Company's capital stock) or a combination of cash and capital stock exceeding a value of $5 million; or (ii) five percent (5%) of the Company's fully-diluted capitalization prior to the closing of such acquisition (if the consideration is in Company capital stock).

                  3.       MISCELLANEOUS.

                           3.1      SUCCESSORS AND ASSIGNS. Except as otherwise
provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                           3.2      GOVERNING LAW. This Agreement and all acts
and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

                           3.3      COUNTERPARTS. This Agreement may be executed
in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           3.4      TITLES AND SUBTITLES. The titles and
subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                           3.5      NOTICES. Unless otherwise provided, any
notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally, or 24 hours after prepaid deposit, by overnight courier or sent by telegram or fax after confirmation of receipt of such transmission, or as of 5 business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as subsequently modified by written notice, if such notice is sent to the Company, with a copy to Keith A. Miller, Venture Law Group, 2775 Sand Hill Road, Menlo Park, California 94025.

                           3.6      EXPENSES. If any action at law or in equity
is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                           3.7      AMENDMENTS AND WAIVERS. Any term of this
Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series B, Series C, Series D, Series E and Series F Preferred Stock; provided that if such amendment or waiver has the effect of affecting the Founders' Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders' Stock, then such amendment shall also require the consent of the holders of a majority of the Founders' Stock. Notwithstanding anything contained in this Section 3.7, Section 2.5 herein may only be amended or waived with the written consent of the Company and the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series C, Series D, Series E and Series F Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                           3.8      SEVERABILITY. Any provision of this
Agreement which is held to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision is held to be invalid or unenforceable, such provision shall be construed by the appropriate judicial body by limiting or reducing it to the minimum extent necessary to make it legally enforceable.

                           3.9      ENTIRE AGREEMENT. This Agreement constitutes
the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

                           3.10     ADDITION OF INVESTORS. Notwithstanding
anything to the contrary contained herein, if the Company shall issue additional shares of its Series F Preferred Stock pursuant to Section 1.2(c) of the Purchase Agreement, any acquiror of such shares of Series F Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement. In such event, such purchaser shall be deemed an "Investor" and a "Holder", such shares purchased shall be deemed "Series F Preferred Stock", and the shares of Common Stock issuable or issued upon conversion of such shares of Series F Preferred Stock shall be deemed to be "Registrable Securities", for all purposes of this Agreement.

                           3.11     TERMINATION OF EXISTING AGREEMENT. This
Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof. The signatories to this Agreement (other than the Company), as the holders of at least 55% of the Common Stock issuable upon conversion of each of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, hereby agree that the Existing Agreement is hereby amended and restated in its entirety by this Agreement, and the Existing Agreement shall be of no further force or effect.

                            [SIGNATURE PAGES FOLLOW]

                  The parties have executed this Amended and Restated Investors' Rights Agreement as of the date first above written.

                                          COMPANY:

                                          REDENVELOPE, INC.

                                          By: /s/ Alison L. May
                                              __________________________________

                                          Name: Alison L. May
                                                ________________________________

                                          Title: President & CEO
                                                 _______________________________

                     SIGNATURE PAGE TO AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                           FOUNDERS:

                            /s/ R. Ian Chaplin
                           _____________________________________
                           R. IAN CHAPLIN

                            /s/ Scott Galloway
                           _____________________________________
                           SCOTT GALLOWAY

                            /s/ Pete Baltaxe
                           _____________________________________
                           PETE BALTAXE

                           INVESTOR:

                           MOUSSENVELOPE, L.L.C.


                           By: Moussescapade, L.P., Managing Member
                           By: Moussescribe, its General Partner

                           By: /s/ Charles Heilbronn
                               _____________________

                               Charles Heilbronn
                               President


                           Address: c/o Mousse Partners Limited
                                    9 West 57th Street
                                    New York, New York 10019


                           WESTON PRESIDIO CAPITAL III, L.P.

                           By: /s/ James B. McElwee
                               _________________________________

                           Name: James B. McElwee
                                 _______________________________

                           Title: General Partner
                                  ______________________________

                           Address: 2420 Sand Hill Road
                                    Suite 206
                                    Menlo Park, CA 94025


                           WPC ENTREPRENEUR FUND, L.P.

                           By: /s/ James B. McElwee
                               _________________________________

                           Name: James B. McElwee
                                 _______________________________

                           Title: General Partner
                                  ______________________________

                           Address: 2420 Sand Hill Road
                                    Suite 206
                                    Menlo Park, CA 94025







                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                           SEQUOIA CAPITAL IX
                           SEQUOIA CAPITAL ENTREPRENEURS FUND
                           SEQUOIA CAPITAL IX PRINCIPALS FUND


                           By: SC IX Management, LLC
                               A Delaware Limited Liability Company
                               General Partner of Each


                           By: /s/ (Illegible)
                               _____________________

                               Managing Member



                           Address:


                           SEQUOIA CAPITAL FRANCHISE
                           FUND
                           SEQUOIA CAPITAL FRANCHISE
                           PARTNERS


                           By: SCFF Management, LLC
                               A Delaware Limited Liability Company
                               General Partner of Each


                           By: /s/ (Illegible)
                               _____________________

                               Managing Member



                           Address:



                           ATRIUM VENTURE PARTNERS, L.P.
                           By Atrium Ventures LLC, General Partner

                           By: /s/ Jonathan E. Rattner
                               _________________________________

                           Name: Jonathan E. Rattner
                                 _______________________________

                           Title: Chief Operating Officer
                                  ______________________________

                           Address: 3000 Sand Hill Rd #2-240
                                    Menlo Park, CA 94025


                           CAMELOT VENTURES LLC

                           By: /s/ Nicholas Pyett
                               _________________________________

                           Name: Nicholas Pyett
                                 _______________________________

                           Title: CFO
                                  ______________________________

                           Address:




                           SIPPL MACDONALD VENTURES II, L.P.

                           By:  /s/ Glenn C. Myers
                               _________________________________

                           Name:  Glenn C. Myers
                                 _______________________________

                           Title: CFO
                                  ______________________________

                           Address: 1422 EL CAMINO REAL
                                    MENLO PARK, CA 94025



                           SIPPL MACDONALD VENTURES III, L.P.

                           By:  Glenn C. Myers
                               _________________________________

                           Name:  Glenn C. Myers
                                 _______________________________

                           Title: CFO
                                  ______________________________

                           Address:








                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                            /s/ Douglas Bertozzi
                           ______________________________________
                           DOUGLAS BERTOZZI

                           Address:


                            /s/ Peter Baltaxe
                           ______________________________________
                           PETER BALTAXE

                           Address:


                            /s/ Patrick Connolly
                           ______________________________________
                           PATRICK CONNOLLY

                           Address:


                            /s/ Michael P. Lazarus
                           ______________________________________
                           MICHAEL P. LAZARUS

                           Address:


                            /s/ David Markman
                           ______________________________________
                           DAVID MARKMAN

                           Address:


                            /s/ Anthony P. Brenner
                           ______________________________________
                           ANTHONY P. BRENNER

                           Address: 1466 Greenwich St.
                                    San Francisco, CA 94109







                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                                           CAPITAL RESEARCH & MANAGEMENT
                                           COMPANY, ON BEHALF OF SMALL CAP
                                           WORLD FUND, INC.

                                           By: /s/ [Signature illegible]
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title:
                                                  ______________________________

                                           Address:


                                           GCC REDENVELOPE

                                           By: /s/ R. Ian Chaplin
                                               _________________________________

                                           Name: R. Ian Chaplin
                                                 _______________________________

                                           Title: Partner
                                                  ______________________________

                                           Address: 716 La Canada St.
                                                    La Jolla, CA 92037

                                           By: /s/ Jamie Cheng
                                               _________________________________

                                           Name: Jamie Cheng
                                                 _______________________________

                                           Address: 96 Outlook Circle
                                                    Pacifica, CA 94044

                                           DOUGERY VENTURES

                                           By: /s/ John R. Dougery
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title: Trustee
                                                  ______________________________

                                           Address:


                                           JOHN R. DOUGERY AND
                                           MARILYN R. DOUGERY, TRUSTEES FOR THE
                                           DOUGERY REVOCABLE TRUST

                                           By: /s/ John R. Dougery
                                               _________________________________

                                           Name: Marilyn R. Dougery
                                                 _______________________________

                                           Title: Trustee
                                                  ______________________________

                                           Address:


                                           JOHN R. DOUGERY, TRUSTEE FOR THE
                                           JOHN R. DOUGERY JR. TRUST

                                           By: /s/ John R. Dougery
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title: Trustee
                                                  ______________________________

                                           Address:





                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                                           JOHN R. DOUGERY, TRUSTEE FOR THE
                                           KATHRYN ANN DOUGERY TRUST

                                           By: /s/ John R. Dougery
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title: Trustee
                                                  ______________________________

                                           Address:


                                           JOHN R. DOUGERY, TRUSTEE FOR THE
                                           SHELLEY DOUGERY TRUST

                                           By: /s/ John R. Dougery
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title: Trustee
                                                  ______________________________

                                           Address:

                                           MARILYN R. DOUGERY, TRUSTEE FOR THE
                                           MARILYN R. DOUGERY
                                           SEPARATE PROPERTY TRUST

                                           By: /s/ Marilyn R. Dougery
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title: Trustee
                                                  ______________________________

                                           Address:

                                           MARILYN R. DOUGERY, TRUSTEE OF THE
                                           ROLAPP TRUST

                                           By: /s/ Marilyn R. Dougery
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title: Trustee
                                                  ______________________________

                                           Address:


                                           /s/ Craig Foley
                                           _____________________________________
                                           Craig Foley

                                           Address: FOLEY
                                                    7 LOCUST LANE
                                                    BRONXVILLE, NY 10708

                                           /s/ SEYMOUR F. KAUFMAN
                                           _____________________________________
                                           SEYMOUR F. KAUFMAN

                                           Address: Crosslink Capital
                                                    #2 Embarcadero Center
                                                    Ste. 2200
                                                    San Francisco, CA 94111


                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                                          THE ADAM AND REBECCA MARKMAN TRUST,
                                          ADAM AND REBECCA MARKMAN AS TTEE
                                          U/A/T DATED 5/12/99

                                          By: /s/ Adam Markman
                                              _________________________________

                                          Name: Adam Markman
                                                _______________________________

                                          Title: Trustee
                                                 ______________________________

                                          Address:


                                          MICHAEL L. MEYER LIVING TRUST

                                          By: /s/ Michael L. Meyer
                                              _________________________________

                                          Name: Michael L. Meyer Living Trust
                                                _______________________________

                                          Title: Trustee
                                                 ______________________________

                                          Address: 1757 Ocean Way
                                                   Laguna Beach, CA 92651




                                          W. DEXTER PAINE, III AND
                                          SUSAN L. PAINE, TRUSTEES OF
                                          PAINE FAMILY TRUST, UDT
                                          DATED 10/13/94, AS AMENDED

                                          By: Paine Family Trust
                                              _________________________________

                                          Name: Illegible
                                                _______________________________

                                          Title: Trustee
                                                 ______________________________

                                          Address:


                                          /s/ William D. Michelini
                                          _____________________________________
                                          William D. Michelini

                                          Address:

                                          /s/ Jarom Smith
                                          _____________________________________
                                          Jarom Smith

                                          Address:


                                          PHILLIPS-SMITH SPECIALTY RETAIL
                                          GROUP III, L.P.

                                          By: Phillips-Smith Management
                                              Company, L.P., its General Partner

                                          By: Cece Smith
                                              _________________________________

                                          Name: Cece Smith
                                                _______________________________

                                          Title: Managing General Partner
                                                 ______________________________

                                          Address: 5080 Spectrum Drive
                                                   Suite 805 West
                                                   Addison, TX 75001



                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                                           /s/ Paul Sagan
                                           _____________________________________

                                           Paul Sagan

                                           Address: 5 Sunset Ridge
                                                    Lexington, MA 02421


                                           SENIORTRAK, INC.

                                           By: /s/ Lee M. Caudill
                                               _________________________________

                                           Name: Lee M. Caudill
                                                 _______________________________

                                           Title: President
                                                  ______________________________

                                           Address: 1080 Chestnut St., #16A
                                                    San Francisco, CA 94109


                                           /s/ Michael Stark
                                           _____________________________________

                                           Michael Stark

                                           Address: CROSSLINK CAPITAL
                                                    Two Embarcadero Center,
                                                    Suite 2200
                                                    San Francisco, CA 94111

                                           /s/ Barry S. Sternlicht
                                           _____________________________________

                                           Barry S. Sternlicht

                                           Address:


                                           BARRY S. STERNLICHT
                                           FAMILY SPRAY TRUST I

                                           By: /s/ Barry S. Sternlicht
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title:
                                                  ______________________________

                                           Address:



                                           BARRY S. STERNLICHT
                                           FAMILY SPRAY TRUST II

                                           By: /s/ Barry S. Sternlicht
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title:
                                                  ______________________________

                                           Address:



                                           BARRY S. STERNLICHT
                                           FAMILY SPRAY TRUST III

                                           By: /s/ Barry S. Sternlicht
                                               _________________________________

                                           Name:
                                                 _______________________________

                                           Title:
                                                  ______________________________

                                           Address:


                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                                           /s/ Warren Struhl
                                           _____________________________________

                                           Address: 21 Chestnut Court
                                                    Englewood, NJ 07631


                                           WILLIAM OBERNDORF, TRUSTEE OF THE
                                           WILDER FAMILY FUND
                                           DATED APRIL 5, 1999

                                           By: /s/ William Oberndorf
                                               _________________________________

                                           Name: William Oberndorf
                                                 _______________________________

                                           Title: Trustee, Wilder Family Fund
                                                  ______________________________

                                           Address: 591 Redwood Hwy., #3215
                                                    Mill Valley, CA 94941

                                          /s/ Henry L. Wilder
                                          ______________________________________
                                          Henry L. Wilder

                                          Address:


                                           DIRECT EQUITY PARTNERS, L.P.

                                           By: /s/ Claire Gruppo
                                               _________________________________

                                           Name: Claire Gruppo
                                                 _______________________________

                                           Title: President
                                                  ______________________________

                                           Address: Attn: Claire Gruppo
                                                    Direct Equity Partners
                                                    60 East 42nd Street
                                                    Suite 3810
                                                    New York, NY 10165

                                           /s/ Martin McClanan
                                           _____________________________________
                                           Martin McClanan

                                           Address: 128 3rd Avenue
                                                    San Francisco, CA 94118

                                           Address: 1230 18th Street
                                                    San Francisco, CA 94107



                   SIGNATURE PAGE TO SERIES F PREFERRED STOCK
                          INVESTORS' RIGHTS AGREEMENT

                                    EXHIBIT A

                                LIST OF FOUNDERS

R. Ian Chaplin
716 La Canada
La Jolla, CA 92037

Scott Galloway
3467 21st Street
San Francisco, CA 94110

Pete Baltaxe
2425 Buchanan Street, Apt. 201
San Francisco, CA 94115

                                    EXHIBIT B

                           SCHEDULE OF PRIOR INVESTORS

            SERIES B, SERIES C, SERIES D AND SERIES E PREFERRED STOCK

Henry L. B. Wilder
3301 Tripp Road
Woodside, CA 94062

Sippl Macdonald Ventures II, L.P.
c/o Jacqueline A. Macdonald
4600 Bohannon Drive, Suite 110
Menlo Park, CA 94025

John R. Dougery and Marilyn R. Dougery, Trustees for the
Dougery Revocable Trust
c/o John R. Dougery
Dougery Ventures
165 Santa Ana Avenue
San Francisco, CA 94125

Dougery Ventures, LLC
c/o John R. Dougery
Dougery Ventures, LLC
165 Santa Ana Avenue
San Francisco, CA 94125

John R. Dougery, Trustee for the Shelley Dougery Trust
c/o John R. Dougery
Dougery Ventures
165 Santa Ana Avenue
San Francisco, CA 94125

John R. Dougery, Trustee for the John R. Dougery, Jr.
Trust
c/o John R. Dougery
Dougery Ventures
165 Santa Ana Avenue
San Francisco, CA 94125

John R. Dougery, Trustee for the Kathryn Ann Dougery
Trust
c/o John R. Dougery
Dougery Ventures
165 Santa Ana Avenue
San Francisco, CA 94125

Marilyn R. Dougery, Trustee for the Marilyn R. Dougery
Separate Property Trust
c/o John R. Dougery
Dougery Ventures
165 Santa Ana Avenue
San Francisco, CA 94125

Marilyn R. Dougery, Trustee of the Rolapp Trust
c/o John R. Dougery
Dougery Ventures
165 Santa Ana Avenue
San Francisco, CA 94125

Michael L. Meyer Living Trust
c/o Michael L. Meyer
660 Newport Center Drive, Suite 800
Newport Beach, CA 92660

Warren Hellman
Hellman & Friedman
One Maritime Plaza, 12th Floor
San Francisco, CA 94111

William D. Michelini
Director, Business Development
911Gifts, Inc.
832 Sansome Street, Suite 300
San Francisco, CA 94111

5 S Ventures LLC
c/o K. B. Chandrasekhar
21591 Regnart Road
Cupertino, CA 95014

M. Hannah Sullivan
41 Nevada Street
San Francisco, CA 94110

Ellen Hancock
President and CEO
Exodus Communications
2831 Mission College Boulevard
Santa Clara, CA 95054

Kanwal S. Rekhi and Ann H. Rekhi,
As the Trustees of the Rekhi Family Trust Dated 12/15/89
16150 Hillvale Avenue
Monte Sereno, CA 95030

Pat Connolly
Williams Sonoma, Inc.
3250 Van Ness Avenue
San Francisco, CA 94109

Robert May
1230 18th Street
San Francisco, CA 94107

Adam Markman
Green Street Advisors
567 San Nicholas Drive, Suite 203
Newport Beach, CA 92660

David Markman
4223 West Redondo Beach Boulevard
Suite A
Lawndale, CA 90260

Paul Sagan
Akamai Technologies, Inc.
201 Broadway, 4th Floor
Cambridge, MA 02139

Gregory J. Hartman and Sally Upjohn Hartman
Westbrook Partners
155 Prospect Avenue
Woodside, CA 94062

W. Dexter Paine, III and Susan L. Paine, Trustees of Paine
Family Trust, UDT dated October 13, 1994, as amended
c/o Fox, Paine & Company
950 Tower Lane, Suite 1950
Foster City, CA 94404

VLG INVESTMENTS 1999
Elias J. Blawie
c/o Venture Law Group
2800 Sand Hill Road
Menlo Park, CA 94025

The Community Trust Under the Green Family Trust
U/T/A Dated November 6, 1995, Trustee Joshua L. Green
c/o Joshua L. Green
25 Magnolia Drive
Atherton, CA 94027

Paul H. Stephens and Eleanor M. Stephens, Trustees
U/T/A dated 7/6/98
c/o RS Investment Management
555 California Street, Suite 2500
San Francisco, CA 94104

George R. Hecht TTEE FBO P. Bart Stephens UTA dated
12/22/83
c/o RS Investment Management
555 California Street, Suite 2500
San Francisco, CA 94104

George R. Hecht TTEE FBO W. Brad Stephens UTA dated 12/22/83
c/o RS Investment Management
555 California Street, Suite 2500
San Francisco, CA 94104

Sequoia Capital IX
Sequoia Capital Angel Fund
Sequoia Capital IX Partners Fund
Sequoia Capital Franchise Fund
Sequoia Capital Franchise Partners
c/o Michael Moritz
Sequoia Capital
3000 Sand Hill Road
Building 4, Suite 280
Menlo Park, CA 94025

AMB Property, L.P.
505 Montgomery
San Francisco, CA 94111
Attn: Tamra Browne

Angel (Q) Investors, L.P.
c/o Casey McGlynn
Wilson Sonsini
650 Page Mill Road
Palo Alto, CA 94304

Barry Sternlicht
Starwood Hotels & Resorts Worldwide
777 Westchester Avenue
White Plaines, NY 10604

Anthony P. Brennar
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

Seymour F. Kaufman
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

Michael Stark
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

Tom Bliska
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

Dan Dunn
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

Jason Sanders
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

Jason Duckworth
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

Gerri Holt
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

John S. Perkins
Omega Venture Partners, Inc.
555 California Street
Suite 2350
San Francisco, CA  94104

James B. McElwee
Weston Presidio Capital
343 Sansome Street, Suite 120
San Francisco, CA 94104-1316

Michael P. Lazarus
Weston Presidio Capital
343 Sansome Street, Suite 120
San Francisco, CA 94104-1316

Barry S. Sternlicht Family Spray Trust I

Barry S. Sternlicht Family Spray Trust II

Barry S. Sternlicht Family Spray Trust III

Phillips-Smith Specialty Retail Group III, L.P.

Craig J. Foley

Weston Presidio Capital III, L.P.

WPC Entrepreneur Fund, L.P.

Stephen J. Brownell

Mark W. Lindsay

RE General Partnership

Tsakopoulos Family Partnership

Galloway & Chaplin Capital

Sippl Macdonald Ventures III, L.P.

Angel (Q) Investors II, L.P.

Angel Investors II, L.P.

The K.B. and Sukanya
Chandrasekhar Living Trust dated
August 26, 1998

Anthony Brenner

Mary M. Sullivan Trust

Sequoia Capital Entrepreneurs Fund

Sequoia Capital IX Principals Fund

Hybrid Venture Partners, L.P.

Direct Equity Partners I, L.P.

SMALLCAP World Fund, Inc.

Atrium Venture Partners L.P.

Warren Struhl

Crown Technologies Partners

Camelot Ventures, LLC

                                    EXHIBIT C

                              LIST OF NEW INVESTORS

Moussenvelope, L.L.C.

Weston Presidio Capital III, L.P.

WPC Entrepreneur Fund, L.P.

Sequoia Capital Entrepreneurs Fund

Sequoia Capital Franchise Fund

Sequoia Capital Franchise Partners

Sequoia Capital IX

Sequoia Capital IX Principals Fund

Atrium Venture Partners, L.P.

Camelot Ventures LLC

Sippl Macdonald Ventures II, L.P.

Sippl Macdonald Ventures III, L.P.

Peter Baltaxe

Douglas Bertozzi

Anthony P. Brenner

Clipperbay & Co., Nominee for SMALLCAP World Fund, Inc.

Patrick Connolly

GCC RedEnvelope

Jamie Cheng

Dougery Ventures

John R. Dougery and Marilyn R. Dougery, Trustees for the Dougery Revocable Trust

John R. Dougery, Trustee for the John R. Dougery Jr. Trust

John R. Dougery, Trustee for the Kathryn Ann Dougery Trust

John R. Dougery, Trustee for the Shelley Dougery Trust

Marilyn R. Dougery, Trustee for the Marilyn R. Dougery Separate Property Trust

Marilyn R. Dougery, Trustee of the Rolapp Trust

Craig Foley

Seymour F. Kaufman

Michael P. Lazarus

The Adam and Rebecca Markman Trust, Adam and Rebecca Markman as TTEE U/A/T dated 5/12/99

David Markman

Michael L. Meyer Living Trust

William D. Michelini

W. Dexter Paine, III and Susan L. Paine, Trustees of Paine Family Trust, UDT dated 10/13/94, as amended

Phillips-Smith Specialty Retail Group III, L.P.

Paul Sagan

SeniorTrak, Inc.

Jarom Smith

Michael Stark

Barry S. Sternlicht

Barry S. Sternlicht Family Spray Trust I

Barry S. Sternlicht Family Spray Trust II

Barry S. Sternlicht Family Spray Trust III

Warren Struhl

Henry L. Wilder

William Oberndorf, Trustee of the Wilder Family Fund dated April 5, 1999

Direct Equity Partners, L.P.

Martin McClanan

Robert May